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MICRO-CAP REVIEW

QUARTER 3 • 2011

microcapreview.com

Resource & Energy Issue

Meet Tanzania's Next Gold Producer: RUBY CREEK RESOURCES


Mwanza
Shinyanga
Moshi
Kigoma
Tanzania
Dodoma
Dar es Salaam
Ruby's Gold Plataeu Project
Nachingwea
Mtwara
Songea

Investor Targeting Q&A w/ John Viglotti, PR Newswire

Sheldon "Shelly" Kraft [9]

The Value of Social Media Applications

Roger Maggio [12]

Knocked Down But Not Out

Michael Bodino [22]

Why Invest in Micro Cap Energy Companies

Dr. Gerald Bailey [44]

Understanding Gold

Grant Williams [70]

One on One Interview with Eric Sprott

Sheldon "Shelly" Kraft [76]

$5.00US $5.95CAN

[48] Small Broker Dealers Doug Shriner

Tanzania's Next Gold Producer

Ruby Creek Resources

INTRODUCTION

In the late 1970's as gold rose rapidly, gold mining stock prices shot into the stratosphere. Today one would think that investors holding gold stocks would be celebrating just as they did back then. Unfortunately, there is little to cheer about, as many gold mining stock prices are lower today with gold trading above $1800 than they were when gold first passed $1000 in March 2008. There are various theories ranging from metal ETF's taking investment away, to arbitrage trading where hedge funds go long the metal and short mining stocks. BUT, there have been gold mining stocks that have delivered massive returns as gold raced to $1800. The primary characteristics of this outperforming class of stocks are small cap gold miners that have either discovered new large deposits through exploration or have rapidly increasing gold production rates.

Ruby Creek Resources is one of those fortunate miners. Ruby Creek is about to begin gold production on its Gold Plateau Project located in southern Tanzania. The Company now has sufficient equipment to achieve a gold production rate of 600 plus ounces per month by the end of this year. Ruby Creek anticipates that 25,000 – 35,000 ounces is achievable for calendar 2012 followed by further production expansion to an annual rate of 50,000 - 75,000 ounces/year by the end of 2013. Production cash costs are anticipated to be less than $400/ounce.

■ BY TOBY HANSEN

ABOUT TANZANIA

This East African country, now known as Tanzania, became a British Mandate after World War I. British rule came to an end in 1961 after a relatively peaceful transition to independence for Tanganyika, as it was then known. The neighboring island of Zanzibar merged with Tanganyika to form the nation of Tanzania in 1964. There was one party rule until 1991 when democratic elections were first held.

Tanzania has enjoyed political stability ever since becoming a unified nation in 1964. The country's Constitution of 1977 underwent major modifications in 1984. Tanzania has three branches of government; Executive, Legislative and Judicial. Law is based on English common law with judicial review of legislative acts. Swahili is the official language and English is spoken extensively.

Tanzania has abundant mineral resources. Since the introduction of the 1998 mining act that guaranteed land tenure, Tanzania has received the attention of some of the largest gold mining companies in the world, including African Barrick (ABG.L), AngloGold Ashanti (AU) and Resolute Mining (RSG.AX). In 2010 Tanzania was tied for third with Mali behind South Africa and Ghana in gold production. Tanzania has substantial reserves of precious and base metals as well as gemstones such as tanzanite (mined in Tanzania only), rubies, diamonds, and sapphires.

RUBY CREEK HISTORY

Robert Slavik visited Tanzania in early 2008 looking for gold mining opportunities. Impressed with what he saw, Mr. Slavik developed a plan to establish near-term low-cost gold production. He acquired controlling interest in a small mining company, Ruby Creek Resources, and initiated work to identify, acquire and develop promising gold projects in East Africa.

In November 2009, Ruby Creek announced its first gold property acquisition from Douglas Lake Minerals, 125 sq km of the Mkuvia Project located in southern Tanzania. In May 2010, Ruby Creek acquired the remaining 255 sq km of the Mkuvia Project from Douglas Lake. Ruby Creek manages the Project and owns a 70% interest with 25% owned by Douglas Lake and 5% by the original prospecting license holder.

In September 2010, the Company began expanding its land holdings after recognizing multiple extensions of gold showings. Through a series of acquisitions, Ruby Creek has extended its Gold Plateau land holdings to 1500 contiguous sq km today, with over 1100 sq km owned 95% or better.

Another announced acquisition about to close is the privately held Gold Standard (Tanzania). This acquisition adds mining and equipment and most importantly Ruby Creek's first mining license. The Company expects its second mining license to follow shortly thereafter.

GOLD PLATEAU PROJECT

The Gold Plateau Project has grown to 1500 contiguous sq km (579 sq miles) now encompassing 1 Mining License, and more than 12 prospecting properties, including the GS1, GS2, Mk1, Mk2, Mk3, Mk4, Kap1, Kap2, Kap3, Keigei, Tunduru North and Tunduru South, all with indications of large placer gold deposits. These properties have similar characteristics of coarse surface sand


~ 27 miles (42 km)
GS2
GS Camp
ML1
GS1
Mk3
Kiegei
Kap3
Mk1
GP Camp
Mk4
Mk2
Kap1
Kap2
QS
* Drawing Not to Scale
Tunduru - North
Tunduru - South

Figure 1: Ruby Creek Properties at the Gold Plateau

and repeating layers of highly weathered conglomerate and clay.

Gold mineralization in the area was first discovered by the Geological Survey of Tanzania, which conducted a country wide geochemical survey program. STAMICO, the State Mining Corporation, reported volumes of up to 12 g/t gold in heavy mineral concentrates in the current rivers including the Mbwemkuru. Small-scale artisanal gem mining commenced in 2002. However, significant amounts of gold were recovered and the area quickly turned to gold mining. Only recently did modern exploration begin.

Douglas Lake in 2008 – 2009 performed surface exploration on what is now the GS1, Mk1, Mk2, Mk3 and Mk4 properties. The results show fine gold distributed over most of the 430 sq km (170 sq mile) surface. Subsequent investigation by Ruby Creek has led us to believe that similar gold showings exist on the other properties resulting in their acquisition.

In 2009, Douglas Lake issued a 43-101 Technical Report from the results of their $2 million exploration program. An inferred resource of 27,500 ounces graded 0.30 g/cubic meter was reported (the economic cut-off is 0.10 g/cubic meter at $1400 gold). This explored area is less than 0.10% of the entire Gold Plateau Project.

Ruby Creek established a Camp in this remote area on August 1, 2010 that has now grown to a 100-man operation. Test mining operations are expanding on other locations leading the Company to potentially its second mining license.

The big question relating to this expansive placer deposit at the Gold Plateau is: where did the gold originate? It is believed that the gold visible on surface throughout the region may have come from either a single source or several sources in the area. This is supported visually as the gold recovered throughout the Gold Plateau is rough, showing the apparent imprint of the host rock from which they originated and hence not travelled far.

Led by a team of seasoned geologists in February 2011, Ruby Creek identified a heavily oxidized sulphide outcrop approximately 6 km south of the Gold Plateau Camp on the Mk2 property. There is also potential hard rock drill targets located on the GS1 and GS2 properties. Ruby Creek will be coordinating surface exploration with aerial magnetics to further define gold source targets. A drill program is anticipated to commence in 2012.

BUSINESS MODEL

The nature of the deposit at the Gold Plateau readily lends itself to quickly producing gold. Ruby Creek believes there are areas on the Project where gold grades far exceed the cut-off grade. Instead of raising capital and repeatedly diluting shares as the majority of junior miners do, Ruby Creek has chosen to first produce gold, and then conduct intensive exploration. *Our intent is to mine the deposit instead of the equity market.* The cash flow expected to be generated from operations expands gold production and funds placer and source rock exploration.

MINING INFRASTRUCTURE & EQUIPMENT

Ruby Creek began developing infrastructure to support gold production in early August 2010. Today the Camp houses 100 employees and contractors with comfortable accommo-


GS1
MK3
MK1
MK2
MK4
~ 12 mi
(19 km)
Gold Flakes/Pan
39 - 433
14 - 39
6 - 14
1 - 5
~ 15 miles (24 km)
Drawing Not to Scale

Figure 2: Random Surface Exploration Results

dation with a full kitchen, laundry, entertainment and sports. Farms were added; helicopter landing pads and a medical clinic opened in May for treatment of employees and our neighbouring villagers. Road improvement and construction continues. Ruby Creek is expanding its mechanical and fabrication facilities and is adding an airstrip.

Through a series of in-country acquisitions, Ruby Creek has obtained numerous pieces of essential mining equipment. We have five excavators, loaders, 2 bulldozers, 5 dump trucks, trommels, jigs, high volume concentrators and fuel, transport and support trucks. The present processing capacity is in excess of 200 tons/hour and we hope to add a 500-ton/hour plant followed by 1,000 ton/hour production plants. To reduce transport costs, Ruby Creek recently purchased a Bell 222 helicopter for gold delivery, geology and medivac work. We charter out the helicopter 15 days per month greatly reducing our operating costs.

MINING AND GEOLOGY

South African based JCD and JFPS Projects plans, develops and oversees Ruby Creek's mining activity. The Companies were founded and are led by Managing Directors Johan Coetzee and Johan Viljoen. They have designed, developed and worked all aspects of modern mines and equipment ranging from mine startup operations through to major production. They are also designing both the medium scale plant to triple our processing rates as well as the much larger plants.

Ruby Creek's geology team is led by Chief Geologist Jan Serfontein. Jan has explored for a wide range of precious and base metals in many African countries. He co-founded an exploration company which was successfully listed on the AIM Exchange in London, Cluff Platinum Ltd, which resulted in the highly successful Blue Ridge platinum mine. Jan earned a Geology degree from the University of Pretoria where he was later honored for his exploration work. Jan is leading the extensive exploration of the deposit, which has just begun.

Robert Gray is our onsite Project Manager. Bob served as an Infantry Officer in the Rhodesian Regular Army. Following his service he attended the University of South Africa obtaining a Bachelor of Science and Master's Degree in Business Leadership. He has a broad knowledge of the African minerals industry, particularly in gold, diamonds, dimension stone, coal, tantalum, and titanium.

MANAGEMENT TEAM

Ruby Creek is led by President, Director



Figure 3: Operating Wash Plant System at the Gold Plateau Project.

and CEO, Rob Slavik. He has a background in the timber and resources sector. For six years, Rob was the President of a company with operations in Madagascar. His experience in negotiating with local business interests has proved to be invaluable in Ruby Creek's rapid success of property and equipment acquisitions in Tanzania. In the years prior to Ruby Creek, Rob has worked analyzing businesses and reviving several failed publicly traded companies selling them to entrepreneurial interests. He graduated in engineering and business administration from the British Columbia Institute of Technology.

Toby Hansen joined Ruby Creek in July 2010. Toby began his career designing rare earth magnetostrictive transducers for medical, oil/gas and industrial applications. Over his 18-year engineering career he has earned six US Patents with two pending. Toby holds a Bachelor's Degree in Mechanical Engineering from the University of Utah and a Master's Degree in Engineering Mechanics from Iowa State University. In 2003 he began writing a newsletter helping him to accumulate considerable knowledge in the gold and mining industry. His responsibilities with Ruby Creek are four-fold, Corporate Communications, Corporate Financing, Process Engineering and Gold Revenue.

Myron Landin is the New York based Chief Financial Officer. He brings more than 35 years of financial experience to Ruby Creek. Myron holds a B.A. in economics from Stony Brook University and attended Pace University Graduate School of Business. He is a Certified Public Accountant licensed in the State of New York.

Dan Bartley joined the Ruby Creek management team in June 2011 as its Controller. He has over 25 years of both public and private financial consulting and reporting experience. He received a B.Sc. Degree in accounting from Long Island University and M.A. in Theology from the Seminary of the Immaculate Conception. Dan is a Certified Public Accountant.

BOARD OF DIRECTORS

Ruby Creek's Board is Robert Slavik, David Bukzin, and most recently Darren Ofsink.

David Bukzin is the Chairman of the Board and is the Partner-in-Charge of New York based Marcum LLP's SEC Practice Group. Marcum is one of the largest independent public accounting and advisory services firms in the US. As Partner-In-Charge of the SEC Practice, Broker-Dealer Services and Transaction Services groups, he assists clients with regulatory compliance issues and complex deal structures. David received his B.B.A. from Baruch College in 1988 and is a CPA licensed in the State of New York.

Darren Ofsink is an independent Board member. He is co-founder of GuzovOfsink, LLC, a New York City based law firm and Managing Partner in its corporate transactions, securities and international practices. Darren is a specialist in complex securities and corporate transactions, compliance and governance as well as international transactions and offerings.



Figure 4: Gold Recovered from ~10 cubic meters of material at mining test site.

LOCAL COMMUNITY INITIATIVES

We take our social and environmental responsibilities very seriously. At our Camp, we are presently building school desks for 1300 primary school students located within a 45 km radius. Ruby's President Rob Slavik has recently accepted a nomination to the Hassan Maajar Trust aimed at improving National education. We have opened our Camp employee medical clinic to our surrounding neighbors. Ruby Creek will soon become the rural medical training facility for the Weill Cornell Bugando Medical School located in Mwanza. Students will be provided housing, meals and a monthly cash stipend to learn and practice medicine at the Gold Plateau Camp. We have built and are operating a school for children aged 4 - 12 living in a local mining village. Future initiatives include providing high recovery hand mining equipment and micro-loans to local artisanal miners, combating mercury contamination and providing mercury retort systems that safely recycle the toxic substance used by local miners.



Figure 5: Mother and Child Receiving Medical Care from our Dr. Noah.

CORPORATE CAPITAL STRUCTURE & FINANCES

Ruby Creek is committed to minimizing share dilution. The Company has successfully raised more than $6 million in a series of non-brokered private placements since June 2009; paying no commissions. The basic strategy has been to raise capital as needed. Consequently, Ruby Creek will soon be a gold producer with only 39 million shares outstanding; 54 million fully diluted. All of the financings have priced equity significantly higher than the previous placement. As of August 1, 2011, the Company had $2.0 million on hand, which is sufficient operating cash through the end of 2011.

Ruby Creek currently trades on the US:OTC market with the trading symbol, RBYC. The Company's strategy is to seek greater exposure by listing on the AMEX when we meet the 2 requirements: a $2 share price and a fully independent Board of Directors. For strategic purposes, Ruby Creek is also planning to list on the Dar es Salaam Tanzanian Stock Exchange.

RUBY CREEK INVESTMENT CASE

The Company has one of the smallest diluted share structures as an emerging gold producer in the mining sector at 39 million common shares with a market cap (August 1, 2011) of $39 million. Due to the low cost nature of the Gold Plateau project, Ruby Creek believes it can be operating positive cash flow upon achieving a production rate of 500 ounces per month at $1500 gold. The cash generated from operations will be used for extensive placer and hard rock exploration going forward. Expanding gold production will require much less capital than traditional hard rock extraction methods.

We are extremely proud of the extensive progress Ruby Creek has made in such a short period of time and after proper due diligence, hope to welcome you as a shareholder. ■

For Further Information Contact:

Toby Hansen
Corporate Communications
+1.212.679.5711 ext 310
thansen@rubycreekresources.com
www.rubycreekresources.com

Forward-looking statements are based on the expectations and opinions of the company's management on the date the statements are made. The assumptions used in the preparation of such statements, although considered reasonable at the time of preparation, may prove to be imprecise and, as such, undue reliance should not be placed on forward-looking statement.

This article contains forward-looking statements, which address future events and conditions, which are subject to various risks and uncertainties. The company's actual results, programs, and financial position could differ materially from those anticipated in such forward-looking statements as a result of numerous factors, some of which may be beyond the company's control. These factors include the availability of funds, the timing and content of work programs, results of exploration activities and development of mineral properties, the interpretation of drilling results and other geological data, the uncertainties of resource and reserve estimations, receipt and security of mineral property titles, project cost overruns or unanticipated costs and expenses, fluctuations in metal prices, currency fluctuations, and general market and industry conditions.

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